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                                                                     EXHIBIT 5.1

                                August 15, 1997

Aehr Test System
1667 Plymouth Street
Mountain View, CA 94043

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 462(b), on or about August 15, 1997 (as such may be further amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 345,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 45,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. Of the 345,000 shares being sold, 300,000 shares are being sold by the Company and 45,000 shares are being sold by the Selling Shareholders (in the over-allotment option). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

    Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation